UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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Cantel Medical Corp.
(Name of Registrant as Specified In Its Charter)
Cantel Medical Corp.
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Cantel Medical Corp.
150 Clove Road
Little Falls, NJ 07424

NOTICE OF 2005 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On December 20, 2005

The Annual Meeting of Stockholders of Cantel Medical Corp. will be held on December 20, 2005 at 9:30 a.m., Eastern Standard Time, at The Harmonie Club, 4 East 60th Street, New York, New York. We are holding the Annual Meeting to:

1.                Elect ten (10) directors to serve a one-year term. (Proposal 1)

2.                Amend our Certificate of Incorporation to increase the number of authorized shares of common stock from 20,000,000 to 30,000,000. (Proposal 2)

3.                Ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending July 31, 2006. (Proposal 3)

4.                Transact such other business as may properly be brought before the meeting.

The record date for the Annual Meeting is November 15, 2005. Only our stockholders of record at the close of business on that date may vote at the meeting, or any adjournment of the meeting. A copy of our Annual Report to Stockholders for the fiscal year ended July 31, 2005 is being mailed with this Proxy Statement.

You are invited to attend the meeting. Whether or not you plan to attend the meeting, please mark and sign the enclosed proxy exactly as your name appears on your stock certificates, and mail it promptly in the enclosed return envelope in order that your vote can be recorded.

By order of the Board of Directors
/s/ DARWIN C. DORNBUSH
Darwin C. Dornbush
Secretary
Little Falls, New Jersey
November 21, 2005

Cantel Medical Corp.
150 Clove Road
Little Falls, NJ 07424

PROXY STATEMENT

General

We are providing these proxy materials in connection with the solicitation by our Board of Directors of proxies to be voted at our 2005 Annual Meeting of Stockholders to be held on Tuesday, December 20, 2005 beginning at 9:30 a.m., Eastern Standard Time, and at any adjournment or postponement. The Annual Meeting will be held at The Harmonie Club, 4 East 60th Street, New York, New York.

Solicitation

We will bear the entire cost of solicitation of proxies including preparation, assembly, printing and mailing of this proxy statement and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Cantel common stock beneficially owned by others to forward to such beneficial owners.

This Proxy Statement and form of proxy are being mailed to stockholders on or about November 21, 2005. You should review this information together with our 2005 Annual Report to Stockholders, which accompanies this Proxy Statement.

In order to ensure the presence of a quorum at the Annual Meeting, all stockholders are requested to sign and return promptly the enclosed proxy in the postage paid envelope provided for that purpose. The signing of the proxy will not prevent your attending the meeting and voting in person if you wish to do so.

Voting Rights and Outstanding Shares

Only holders of record of common stock at the close of business on November 15, 2005 will be entitled to notice of and to vote at the Annual Meeting. Each holder of record of common stock on such date will be entitled to one vote for each share of common stock held on all matters to be voted upon at the Annual Meeting. At the close of business on November 15, 2005, Cantel had outstanding and entitled to vote 15,475,981 shares of common stock.

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares are represented by votes at the meeting or by proxy. The inspector of election appointed for the Annual Meeting will tabulate all votes, and will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Properly executed proxies will be voted in accordance with the instructions indicated in such proxies. If no instructions are indicated, such proxies will be voted for the election of each of the ten Board nominees for election as directors, in favor of the other proposals described herein, and at the proxy holder’s discretion on such other matters, if any, that may come before the Annual Meeting.

In the event that a broker, nominee or other record holder of shares indicates on a proxy that it does not have discretionary authority to vote such shares on a particular matter (a “broker non-vote”), those shares will be counted towards a quorum, but will not be counted for any purpose in determining whether a matter has been approved. As the affirmative vote of a plurality of votes cast is required for the election of directors, abstentions and “broker non-votes” will have no effect on the outcome of such election. As the affirmative vote of a majority of all the issued and outstanding shares of common stock is required for the adoption of Proposal 2, an abstention and a “broker non-vote” will have the same effect as a negative vote. As the affirmative vote of a majority of shares of common stock present in person or represented by proxy is necessary for the approval of Proposal 3, an abstention will have the same effect as a negative vote, but “broker non-votes” will have no effect on the outcome of the vote.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked at any time prior to its use at the Annual Meeting, by delivery to the Secretary of Cantel of a written notice of revocation, by submission of a later dated and properly executed proxy, or by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not, in and of itself, constitute a revocation of a proxy.

PROPOSAL 1

ELECTION OF DIRECTORS

General

The Board of Directors is currently divided into three classes with three-year staggered terms. One class consists of four directors and two classes consist of three directors. However, on November 8, 2005, the Board amended our By-laws to eliminate the classification of the Board. As a result of the amendment, our entire Board of Directors will now be elected each year at the Annual Meeting of Stockholders for a one-year term. The term of all ten current directors will continue until this Annual Meeting and each director elected at this Annual Meeting will have a one-year term ending at the 2006 Annual Meeting of Stockholders.

The persons named in the enclosed proxy intend to vote the proxy for the election of each of the ten nominees, unless you indicate on the proxy card that your vote should be withheld from any or all of the nominees. The Board has proposed the following nominees for election as directors, each of whom is an incumbent director whose nomination was recommended by our Nominating and Governance Committee and approved by the Board: Robert L. Barbanell, Alan R. Batkin, Joseph M. Cohen, Charles M. Diker, Darwin C. Dornbush, Spencer Foreman, M.D., Alan J. Hirschfield, Elizabeth McCaughey, James P. Reilly and Bruce Slovin.

Directors will be elected by a plurality of the votes properly cast (in person or by proxy) at the meeting. Since there are ten nominees, this means that the persons who receive the ten highest number of votes will be elected, even if he or she receives less than a majority of the votes cast. Each nominee elected as a director will continue in office until his or her successor has been elected and qualified, or until his or her earlier death, resignation or retirement. Each person nominated has agreed to serve if elected. If for some reason any nominee is unable to serve, proxies will be voted in favor of the remainder of those nominated and may be voted for substitute nominees, unless the Board chooses to reduce the number of directors serving on the Board.

Set forth below is information with respect to the nominees.

Name of Director	Age	Principal Occupation	Director Since
Robert L. Barbanell	75	President of Robert L. Barbanell Associates, Inc.	1994
Alan R. Batkin	61	Vice Chairman of Kissinger Associates, Inc.	2004
Joseph M. Cohen	68	Chairman of JM Cohen & Co., LLC	2000
Charles M. Diker	70	Chairman of the Board of Cantel and managing partner of Diker Management LLC	1985
Darwin C. Dornbush, Esq.	75	Partner in the law firm of Dornbush Schaeffer Strongin & Weinstein, LLP	1963
Spencer Foreman, M.D.	70	President of Montefiore Medical Center	2003
Alan J. Hirschfield	70	Vice Chairman of the Board of Cantel, and private investor and consultant	1986
Elizabeth McCaughey	57	Chairman of Committee to Reduce Infection Deaths	2005
James P. Reilly	65	President and Chief Executive Officer of Cantel	1989
Bruce Slovin	69	President of 1 Eleven Associates, LLC	1986

Robert L. Barbanell has served as President of Robert L. Barbanell Associates, Inc., a financial consulting company, since July 1994. Mr. Barbanell is also a director of Pride International, Inc. (NYSE), an oil drilling contractor.

Alan R. Batkin has served as Vice Chairman of Kissinger Associates, Inc., a geopolitical consulting firm that advises multi-national companies, since May 1990. Mr. Batkin is also a director of Hasbro, Inc. (NYSE), a toy and game company, Overseas Shipholding Group, Inc. (NYSE), a company that operates oceangoing bulk cargo vessels, and Diamond Offshore Drilling, Inc. (NYSE), an oil and gas offshore drilling company. In addition, he is Chairman of the Board of the IQ Investment Advisors Fund Complex.

Joseph M. Cohen has served as Chairman of JM Cohen & Co., LLC, a family investment group, since February 2000.

Charles M. Diker has served as our Chairman of the Board since April 1986 and is currently managing partner of Diker Management LLC, a registered investment adviser. Mr. Diker is also a director of Loews Corporation (NYSE), a holding company whose subsidiaries include a property, casualty and life insurance company, a tobacco company, a hotel chain, an offshore oil and gas drilling company, and a watch company.

Darwin C. Dornbush has served as our Secretary since July 1990. He has been a partner in the law firm of Dornbush Schaeffer Strongin & Weinstein, LLP, which has been our outside general counsel for more than the past five years. Mr. Dornbush is also a director of Benihana, Inc. (NASDAQ), a company which operates Japanese restaurants and Levitt Corporation (NYSE), a commercial and residential property developer.

Dr. Spencer Foreman has served as President and CEO of Montefiore Medical Center in New York City, one of the largest academic medical centers in the United States, since 1986. He is a member and past Chairman of the Board of Governors of the Greater New York Hospital Association and the Board of Directors of the League of Voluntary Hospitals.

Alan J. Hirschfield has served as our Vice Chairman of the Board since January 1988. Since February 2000 he has been a private investor and consultant. Mr. Hirschfield is also a director of Interactive Data Corp. (formerly Data Broadcasting Corp.) (NYSE), Carmike Cinemas, Inc. (NASDAQ), a national theater chain, Peregrine Systems, Inc. (OTC), a provider of asset and service management software solutions, and Leucadia National Corp. (NYSE), a holding company whose subsidiaries include telecommunications, healthcare services, banking, manufacturing, real estate activities, winery operations and property and casualty reinsurance.

Elizabeth McCaughey has served as the Chairman of the Committee to Reduce Infection Deaths, which she founded, since 2004. Since 1999 she has served as a senior fellow or adjunct senior fellow at Hudson Institute, a policy research organization, where she focuses on the impact of medical innovation and scientific discovery on longevity, health care costs and the economy.

James P. Reilly has served as our President and Chief Executive Officer since June 1989. Mr. Reilly is a certified public accountant.

Bruce Slovin has served as President of 1 Eleven Associates, LLC, a private investment firm, since January 2000. Mr. Slovin is a director of M&F Worldwide Corp. (NYSE), a manufacturer of licorice extract and flavorings and Sentigen Holding Corp. (NASDAQ), a biomedical research company.

The Board of Directors unanimously recommends a vote FOR the election of these nominees as directors.

STRUCTURE AND PRACTICES
OF THE BOARD OF DIRECTORS

Corporate Governance Policy

We seek to follow best practices in corporate governance in a manner that is in the best interests of our business and stockholders. We are in compliance with the corporate governance requirements imposed by the Sarbanes-Oxley Act of 2002, the SEC and the NYSE. We will continue to review our policies and practices to meet ongoing developments in this area.

Our Corporate Governance Guidelines and Code of Business Conduct and Ethics are available on our website under the “Investor Relations-Corporate Governance” link at www.cantelmedical.com or (free of charge) by sending a written request to Cantel Medical Corp., 150 Clove Road, 9th Floor, Little Falls, NJ 07424, Attn: Assistant Secretary. Aspects of our corporate governance principles are discussed throughout this Proxy Statement.

Board Meetings and Attendance of Directors

The Board held four regular meetings and two special meetings during the fiscal year ended July 31, 2005. During fiscal 2005, each of the incumbent directors attended 75% or more of the total meetings of the Board and the respective committees on which he served. Directors are required to make every reasonable effort to attend the Annual Meeting of Stockholders. Four members of the Board attended our 2004 Annual Meeting of Stockholders.

Director Independence

The Board has affirmatively determined that the following seven directors have no material relationship with us and are independent within the meaning of Rule 10A-3 of the Securities Exchange Act of 1934 (the “Exchange Act”) and within the NYSE definition of “independence”: Robert L. Barbanell, Alan R. Batkin, Joseph M. Cohen, Spencer Foreman, M.D., Alan J. Hirschfield, Elizabeth McCaughey and Bruce Slovin. To assist in making the independence determination, the Board has adopted categorical standards for Director Independence as part of our Corporate Governance Guidelines. These standards, a copy of which is attached to this Proxy Statement as Annex A, satisfy the NYSE independence requirements. Independent directors receive no compensation from us for service on the Board or the Committees other than directors’ fees and non-discretionary grants under our 1998 Directors’ Stock Option Plan.

Meetings of Non-Management Directors; Presiding Director

Under our Corporate Governance Guidelines, non-management directors meet at regularly scheduled meetings, without any employee directors or members of management present. During fiscal year 2005, the non-management directors held one such meeting. Currently, Alan R. Batkin, who was selected by our non-management directors to serve a one-year term as the presiding independent director, is the chairperson for all non-management director meetings.

Communications with Directors; Hotline

You may contact the entire Board of Directors, any Committee, the non-management directors as a group, the presiding independent director or any other individual director by calling our toll-free Hotline at 1-800-826-6762. An outside vendor collects all reports or complaints and delivers them to our General Counsel, who forwards them to the Audit Committee and/or the appropriate director or group of directors. You are also welcome to communicate directly with the Board at our Annual Meeting of Stockholders. Additional information regarding the Hotline can be found through a link under “Investor Relations-Corporate Governance” on our website at www.cantelmedical.com.

Committees

The Board of Directors has three standing committees: the Audit Committee, the Compensation and Stock Option Committee (the “Compensation Committee”) and the Nominating and Governance Committee (“Nominating Committee”). All of the members of the Audit Committee, the Compensation Committee and the Nominating Committee are independent directors within the definition in the NYSE listing standards and Rule 10A-3 of the Exchange Act. Each of the Committees has the authority to retain independent advisors and consultants, with all fees and expenses to be paid by us. The Board-approved charters of each of the Committees are available on our website under the “Investor Relations-Corporate Governance” link at www.cantelmedical.com or (free of charge) by sending a written request to Cantel Medical Corp., 150 Clove Road, 9th Floor, Little Falls, NJ 07424, Attn: Assistant Secretary.

Audit Committee.   The Audit Committee is composed of Messrs. Barbanell (Chairman), Batkin and Slovin. All of the Audit Committee members are financially literate, and at least one member has accounting and financial management expertise. The Board has determined that Mr. Barbanell qualifies as an “audit committee financial expert” for purposes of the SEC’s rules.

The Audit Committee performs the following functions: (1) assisting the Board in fulfilling its oversight responsibilities with respect to (a) the integrity of our financial statements, (b) our compliance with legal and regulatory requirements, (c) the independent registered public accounting firm’s qualifications and independence, and (d) the performance of our internal audit function and independent registered public accounting firm and (2) preparing a report in accordance with the rules of the SEC to be included in our annual proxy statement.

The Audit Committee held six meetings during fiscal 2005, of which three were meetings held prior to the filing of our Quarterly Reports on Form 10-Q for the purpose of reviewing such reports. Only the Committee Chairman is required to attend (although the other members of the Committee may attend) meetings in connection with the review of our Quarterly Reports pursuant to the Audit Committee Charter.

Compensation Committee.   The Compensation Committee is composed of Messrs. Hirschfield (Chairman), Cohen and Dr. Foreman. The Compensation Committee performs the following functions: (1) discharging the Board’s responsibilities relating to compensation of our executive officers; (2) producing an annual report on executive compensation for inclusion in our proxy statement in accordance with applicable rules and regulations; and (3) administering our stock option plans in accordance with the terms of such plans.

The Compensation Committee held two formal meetings during fiscal 2005. In addition, it had several informal telephonic meetings regarding the compensation of our executive officers.

Nominating Committee.   The Nominating Committee is composed of Messrs. Slovin (Chairman), Barbanell and Cohen. The Committee performs the following functions: (1) identifying individuals qualified to become Board members consistent with criteria approved by the Board and recommending that the Board select the director nominees for the next annual meeting of stockholders; (2) developing and recommending to the Board the Corporate Governance Guidelines; and (3) overseeing evaluation of the Board and management. The Nominating Committee held one meeting during fiscal 2005.

The Nominating Committee has established a process for identifying and evaluating nominees for director. Although the Committee will consider nominees recommended by stockholders, the Committee believes that the process it utilizes to identify and evaluate nominees for director is designed to produce nominees that possess the educational, professional, business and personal attributes that are best suited to further our purposes. Any interested person may recommend a nominee by submitting the nomination, together with appropriate biographical information, to the Nominating Committee, c/o Cantel Medical

Corp., 150 Clove Road, 9th Floor, Little Falls, NJ 07424, Attn: Assistant Secretary. All recommended candidates will be considered using the criteria set forth in our Corporate Governance Guidelines.

The Nominating Committee will consider, among other things, the following factors to evaluate recommended nominees: the Board’s current composition, including expertise, diversity, balance of management and non-management directors, independence and other qualifications required or recommended by applicable laws, rules and regulations (including NYSE requirements) and company policies or procedures. The Committee will also consider the general qualifications of potential nominees, including, but not limited to personal integrity; loyalty to Cantel and concern for our success and welfare; experience at strategy/policy setting level; high-level leadership experience in business or administrative activity; breadth of knowledge about issues affecting Cantel; an ability to work effectively with others; sufficient time to devote to us; and freedom from conflicts of interests.

Director Compensation

Since February 1, 2005, directors other than Messrs. Diker and Reilly are paid a fee of $20,000 per year and $1,000 per Board meeting attended ($2,000 for meetings longer than a half-day), plus reimbursement for expenses. In addition, the Presiding Director is paid a fee of $5,000, and the Chairmen of the Audit Committee, the Compensation Committee and the Nominating Committee are paid annual fees of $15,000, $6,000 and $3,000, respectively. Each member of the Audit Committee is paid $1,000 for each meeting attended and each member of the other committees is paid $750 for each meeting attended. Our 1998 Directors’ Stock Option Plan provides for an automatic grant of options to purchase 15,000 shares of common stock to persons who first become a director of Cantel. Such Plan further provides for the automatic grant to each of our directors of an option to purchase 1,500 shares of common stock on the last business day of our fiscal year. In addition, an option to purchase 750 shares of common stock is granted automatically on the last business day of each fiscal quarter to each non-employee director provided that the director attended any regularly scheduled meeting of the Board, if any, held during such quarter.

PROPOSAL 2

AMENDMENT OF CERTIFICATE OF INCORPORATION
TO INCREASE AUTHORIZED COMMON STOCK

The Board of Directors has adopted a resolution declaring it advisable and in the best interests of Cantel and the stockholders to amend our Certificate of Incorporation, as amended (the “Certificate”) to increase the authorized number of shares of our common stock, par value $.10 per share, from 20,000,000 to 30,000,000 shares.

The Certificate presently authorizes 20,000,000 shares of common stock, of which 15,475,981 shares were issued and outstanding as of November 15, 2005, the record date for the Annual Meeting; and 1,000,000 shares of preferred stock, one dollar ($1.00) par value, none of which is presently issued and outstanding. As of November 15, 2005, 445,588 shares of common stock were held by us as treasury shares. Additionally, as of that date an aggregate of 3,331,029 shares of common stock were reserved for issuance upon the exercise of options granted or available for grant under our various stock option plans or under stock options individually granted by the Board. As a result of such reservation requirement, if we desire to issue common equity for stock splits or acquisitions or to obtain funds through an offering or for any other purpose, we are currently limited to the issuance of 747,402 shares of common stock.

The Board considers it desirable to have available for issuance sufficient authorized shares of common stock to enable us to act without delay of seeking shareholder approval if favorable opportunities arise to raise additional equity capital or to acquire companies or products by the issuance of shares of common stock and otherwise to be in a position to take various steps requiring the issuance of additional shares of common stock (including stock splits or stock dividends) that in the judgment of the Board are in our best interests. The shares will also be available for issuance under current and future employee equity compensation plans. Other than issuances upon exercise of outstanding stock options and future option grants under our stock option plans, we have no current plans, arrangements or understandings regarding the issuance of any additional shares of common stock for which authorization is sought and there are no negotiations pending with respect to the issuance thereof for any purpose.

Additional shares of common stock authorized pursuant to this proposal would be identical in all respects to the common stock now authorized. While authorization of the additional shares will not currently dilute the proportionate voting power or other rights of existing stockholders, future issuances of common stock could reduce the proportionate ownership of existing holders of common stock, and, depending on the price at which such shares are issued, may be dilutive to the existing stockholders.

Common stock (including the additional shares of common stock authorized pursuant to this proposal) and preferred stock may be issued from time to time upon authorization of the Board, without further approval by the stockholders, unless otherwise required by applicable law, and for the consideration that the Board may determine is appropriate and as may be permitted by applicable law.

As provided for by the Delaware General Corporation Law, the Board has directed that the proposed amendment to increase the number of authorized shares of common stock be submitted to a vote of the stockholders. Approval of the proposed amendment requires the affirmative vote of a majority of the votes entitled to be cast by the holders of common stock.

Although an increase in the authorized shares of our capital stock could, under certain circumstances, also be construed as having an anti-takeover effect (for example, by permitting easier dilution of the stock ownership of a person seeking to effect a change in the composition of the Board or contemplating a tender offer or other transaction resulting in our acquisition by another company), the proposed increase is not in response to any effort by any person or group to accumulate our stock or to obtain control of Cantel by any means. In addition, the proposal is not part of any current plan by the Board to recommend or implement a series of anti-takeover measures or any other corporate transactions.

The proposed amendment to the Certificate would amend Article Fourth of the Certificate by striking out the first sentence of Article FOURTH, up to the colon, as it now exists and inserting in lieu and instead thereof the following:

“FOURTH: The total number of shares of all classes of stock that the Corporation shall have authority to issue is Thirty-One Million (31,000,000), of which Thirty Million (30,000,000) shall be shares of Common Stock, par value $0.10 per share, and One Million (1,000,000) shall be shares of Preferred Stock, par value $1.00 per share, and the voting powers, designations, preferences and relative, participating, optional or other special qualifications, limitations or restrictions thereof are as follows:”

If approved by the requisite number of shares, the amendment to our Certificate will become effective upon filing the Certificate of Amendment with the Delaware Secretary of State, which is expected to occur promptly following the Annual Meeting.

The Board of Directors unanimously recommends a vote in Favor of Proposal 2

PROPOSAL 3

RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending July 31, 2006 and has further directed that management submit the selection of the independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. The Audit Committee has considered whether the provision of non-audit professional services rendered by Ernst & Young LLP, as discussed in the section entitled “Independent Registered Public Accounting Firm” below and disclosed elsewhere in this proxy statement, is compatible with Ernst & Young maintaining their independence. Ernst & Young LLP has audited our financial statements for the past sixteen years. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he so desires, and will be available to respond to appropriate questions.

Stockholder ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm is not required by our By-laws or otherwise; however, the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our or our stockholders’ best interests.

The Board of Directors unanimously recommends a vote in Favor of Proposal 3

TRANSACTION OF OTHER BUSINESS

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

OWNERSHIP OF SECURITIES

The following table sets forth stock ownership information as of November 15, 2005 concerning (i) each of our directors and persons nominated to become directors, (ii) each person (including any “group” as defined in Section 13(d)(3) of the Exchange Act) who is known by us to beneficially own more than five (5%) percent of the outstanding shares of our common stock, (iii) the Chief Executive Officer and the other executive officers named in the Summary Compensation Table below, and (iv) our executive officers and directors as a group:

		Shares Beneficially Owned(1)
Name and Address of Beneficial Owners	Position with Cantel	Number		Percent of Total
Charles M. Diker 150 Clove Road Little Falls, NJ 07424	Chairman of the Board and Director	2,119,020	(2)	13.3%
Alan J. Hirschfield	Vice Chairman of the Board and Director	309,598	(3)	2.0%
Robert L. Barbanell	Director	89,855	(4)	*
Alan R. Batkin	Director	33,750	(5)	*
Joseph M. Cohen	Director	61,125	(6)	*
Darwin C. Dornbush, Esq.	Secretary and Director	60,375	(7)	*
Spencer Foreman, M.D.	Director	30,375	(8)	*
Elizabeth McCaughey	Director	5,750	(9)	*
James P. Reilly	President and CEO and Director	623,887	(10)	3.9%
Bruce Slovin	Director	277,225	(11)	1.8%
Andrew A. Krakauer	Executive Vice President and COO	75,000	(12)	*
Craig A. Sheldon	Senior Vice President and CFO	120,462	(13)	*
Roy K. Malkin	President and CEO of Minntech Corporation, a subsidiary of Cantel	158,475	(14)	*
William J. Vella	President and CEO of Carsen Group Inc., a subsidiary of Cantel	90,000	(15)	*
FMR Corp. 82 Devonshire Street Boston, MA 02109	5% Stockholder	1,144,450	(16)	7.4%
All officers and directors as a group of 18 persons		4,353,427	(17)	25.2%

*                          Represents beneficial ownership of less than one percent (1%).

(1)                Unless otherwise noted, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from November 15, 2005 upon the exercise of options. Each beneficial owner’s percentage ownership is determined by assuming that options that are held by such person (but not those held by any other person) and which are exercisable within 60 days from November 15, 2005 have been exercised.

(2)                Includes 429,375 shares which Mr. Diker may acquire pursuant to stock options. Does not include an aggregate of 1,291,944 shares owned by (i) Mr. Diker’s wife, (ii) certain trusts for the benefit of

Mr. Diker’s children, (iii) accounts for his grandchildren over which Mr. Diker exercises investment discretion, (iv) certain other accounts over which Mr. Diker exercises investment discretion, (v) the DicoGroup, Inc., a corporation of which Mr. Diker serves as Chairman of the Board, and (vi) a non-profit corporation of which Mr. Diker and his wife are the principal officers and directors; Mr. Diker disclaims beneficial ownership as to all of the foregoing 1,291,944 shares.

(3)     Includes 46,875 shares which Mr. Hirschfield may acquire pursuant to stock options.

(4)     Includes 42,375 shares which Mr. Barbanell may acquire pursuant to stock options. Does not include 3,750 shares owned by Mr. Barbanell’s wife as to which Mr. Barbanell disclaims beneficial ownership.

(5)     Includes 30,000 shares which Mr. Batkin may acquire pursuant to stock options.

(6)     Includes 28,875 shares which Mr. Cohen may acquire pursuant to stock options.

(7)     Includes 37,875 shares which Mr. Dornbush may acquire pursuant to stock options.

(8)     Consists of 30,375 shares which Dr. Foreman may acquire pursuant to stock options.

(9)     Consists of 5,750 shares which Ms. McCaughey may acquire pursuant to stock options.

(10)   Includes 471,875 shares which Mr. Reilly may acquire pursuant to stock options. Does not include 196,008 shares owned by Mr. Reilly’s wife as to which Mr. Reilly disclaims beneficial ownership.

(11)   Includes 55,875 shares which Mr. Slovin may acquire pursuant to stock options.

(12)   Consists of 75,000 shares which Mr. Krakauer may acquire pursuant to stock options.

(13)   Includes 109,762 shares which Mr. Sheldon may acquire pursuant to stock options.

(14)   Consists of 158,475 shares which Mr. Malkin may acquire pursuant to stock options.

(15)   Consists of 90,000 shares which Mr. Vella may acquire pursuant to stock options.

(16)   Based upon information as of June 30, 2005 set forth in a 13F Holdings Report filed by the beneficial owner with the SEC.

(17)   Includes 1,821,301 shares which may be acquired pursuant to stock options.

Executive Officers of Cantel

Name	Age	Position
Charles M. Diker	70	Chairman of the Board
James P. Reilly	65	President and Chief Executive Officer
Andrew A. Krakauer	50	Executive Vice President and Chief Operating Officer
Eric W. Nodiff	48	Senior Vice President and General Counsel
Seth R. Segel	36	Senior Vice President—Corporate Development
Craig A. Sheldon	43	Senior Vice President and Chief Financial Officer
Steven C. Anaya	35	Vice President and Controller
Roy K. Malkin	59	President and CEO of Minntech
Richard Allen Orofino	66	President and CEO of Crosstex International, Inc., a subsidiary of Cantel
William J. Vella	49	President and CEO of Carsen Group

See “Business Experience of Directors” above for biographical data with respect to Messrs. Diker and Reilly.

Mr. Krakauer has served as our Executive Vice President and Chief Operating Officer since August 2004. From 1998 to February 2004, he served as President of the Ohmeda Medical Division of Instrumentarium / GE Healthcare. Prior thereto, Mr. Krakauer served Ohmeda as President of the Specialty Products Division and Business Development from 1994 through 1998.

Mr. Nodiff has served as our Senior Vice President and General Counsel since January 1, 2005. For more than five years prior thereto he served as a partner of Dornbush Schaeffer Strongin & Weinstein, LLP, a law firm that served as our outside general counsel.

Mr. Segel has served as our Senior Vice President—Corporate Development since November 2002. From May 1999 through October 2002, he served in various management positions at Jupiter Media Metrix, Inc. (NASDAQ), a provider of global market research.

Mr. Sheldon has served as our Senior Vice President and Chief Financial Officer since November 2002. From November 2001 through October 2002 he served as our Vice President and Chief Financial Officer. From November 1994 until October 2001 Mr. Sheldon served as our Vice President and Controller. Mr. Sheldon is a certified public accountant.

Mr. Anaya, who has been employed by us since March 2002, has served as Vice President since November 2003 and Controller since November 2002. Prior thereto, he served as our Assistant Controller. From April 1999 through October 2001, Mr. Anaya was employed by Great Universal Inc., most recently as Corporate Controller. Great Universal Inc. is a holding company for numerous companies located in the United States and Europe primarily in the telecommunications and computer industries. Mr. Anaya is a certified public accountant.

Mr. Malkin has served as President and Chief Executive Officer of Minntech since September 2001 and as President and Chief Executive Officer of Medivators, Inc. (former subsidiary of Cantel that merged into Minntech) since June 1999.

Mr. Orofino, a former shareholder of Crosstex, has served as President of Crosstex since 2000 and in other executive capacities at Crosstex since 1968.

Mr. Vella has served as President and Chief Executive Officer of Carsen Group since October 2001, as President and Chief Operating Officer of Carsen Group from December 1996 until October 2001, as Executive Vice President of Carsen Group from January 1995 until November 1996, and prior thereto in various sales and sales management positions at Carsen Group since October 1981.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Summary of Cash and Certain Other Compensation

The following table sets forth, for the fiscal years ended July 31, 2005, 2004 and 2003, compensation, including salary, bonuses, stock options and certain other compensation, paid by us to the Chairman of the Board, the Chief Executive Officer and our four most highly compensated executive officers other than the Chairman and the Chief Executive Officer during fiscal 2005:

Summary Compensation Table

		Annual Compensation(1)		Long-Term Compensation Awards(2)
Name and Principal Position	Year	Salary ($)	Bonus ($)	Shares Underlying Options(#)	All Other Compensation ($)(3)
Charles M. Diker	2005	225,000	0	76,500	11,388
Chairman of the Board	2004	225,000	0	2,250	6,691
	2003	225,000	0	2,250	6,708
James P. Reilly(4)	2005	385,875	338,605	86,500	15,120
President and Chief Executive Officer	2004	367,500	214,988	189,750	11,420
	2003	350,000	47,250	2,250	13,515
Andrew A. Krakauer(5)	2005	253,846	165,000	75,000	10,371
Executive Vice President and Chief Operating
Officer
Craig A. Sheldon(6)	2005	223,750	125,000	75,000	12,128
Senior Vice President and Chief Financial	2004	201,250	75,000	0	7,164
Officer	2003	186,250	28,400	30,000	6,404
Roy K. Malkin(7)	2005	333,750	368,094	112,500	12,308
President and Chief Executive Officer of	2004	311,250	50,000	0	6,621
Minntech	2003	293,750	0	15,000	6,944
William J. Vella(8)	2005	293,450	130,704	75,000	6,443
President and Chief Executive Officer of	2004	256,100	143,563	0	4,814
Carsen Group	2003	212,220	24,218	37,500	3,237

(1)          We did not pay or provide other forms of annual compensation (such as perquisites and other personal benefits) to the above-named executive officers having a value exceeding the lesser of $50,000 or 10% of the total annual salary and bonus reported for such officers with the exception of reimbursement to a company affiliated with Mr. Diker of office expenses amounting to $36,000 in each of fiscal 2005, 2004 and 2003, respectively.

(2)          We have no long-term incentive compensation plan other than our 1997 Employee Stock Option Plan and the 1998 Directors’ Stock Option Plan described herein and various individually granted options, a 401(k) profit sharing plan and a Canadian profit sharing plan. We do not currently award stock appreciation rights, restricted stock awards or long-term incentive plan pay-outs.

(3)          This amount consists of (i) term life insurance premiums paid by us and (ii) contributions paid or accrued by us under our 401(k) plan for the benefit of the named executive.

(4)          Mr. Reilly is party to an employment agreement that expires on July 31, 2007. Under the agreement, he is paid (i) an annual base salary of $450,000 for fiscal 2006 and $500,000 for fiscal 2007 and (ii) incentive compensation equal to 3-3/8% of his annual base salary for every one cent ($.01)

increase in the diluted earnings per share of our common stock (as adjusted in accordance with the agreement) for the current year over the prior year. In the event of a “Change in Control” (as defined in the employment agreement), Mr. Reilly may terminate his employment and be entitled to receive in a lump sum an amount equal to (i) if during the first contract year, 150% of his base salary and bonus with respect to fiscal 2005 and (ii) if during the second contract year, the greater of (a) $500,000 or (b) 100% of his base salary and bonus with respect to fiscal 2006. In addition, upon a Change in Control, all stock options held by him vest in full. During the five-year period following the termination of Mr. Reilly’s employment (for any reason), he will be paid a consulting fee of approximately $100,000 per year, adjusted by a cost of living formula.

(5)          Mr. Krakauer’s employment commenced with us on August 30, 2004. He is party to an employment agreement that expires on August 31, 2007. Under the agreement, Mr. Krakauer is paid (i) an annual base salary of $288,750 (for the twelve month period ending August 29, 2006), subject to annual increases equal to no less than 5% or a cost of living formula, and (ii) an annual incentive bonus ranging from 30% to 70% of his base salary (determined on a formula basis) for each full fiscal year (commencing with the year ended July 31, 2005) in which our adjusted pre-tax income exceeds 90% of our budgeted pre-tax income. In the event of a “Change in Control” (as defined in the employment agreement), Mr. Krakauer may terminate his employment and be entitled to receive (i) in a lump sum an amount equal to 150% of the base salary and incentive compensation paid to Mr. Krakauer during the last completed fiscal year if termination occurs after the end of the first contract year, or (ii) $275,000, if such termination occurs prior to the end of the first contract year. In addition, upon a Change in Control, all stock options held by him vest in full.

(6)          Mr. Sheldon is party to an employment agreement that expires on October 31, 2007. Under the agreement, he is paid (i) an annual base salary of $242,000 (for the twelve month period ending October 31, 2006), subject to annual increases of no less than 5% or a cost of living formula and (ii) an annual discretionary bonus. In the event of a “Change in Control” (as defined in the employment agreement), Mr. Sheldon may terminate his employment and be entitled to receive in a lump sum an amount equal to 150% of the base salary and bonus paid to Mr. Sheldon during the last completed contract year. In addition, upon a Change in Control, all stock options held by him vest in full.

(7)          Mr. Malkin is party to an employment agreement with Minntech that expires on July 31, 2007. Under the agreement, Mr. Malkin is paid (i) an annual base salary of $357,680 (for the twelve month period ending October 31, 2006), subject to annual increases of no less than 5% or a cost of living formula and (ii) incentive compensation equal to a “designated percentage” of the excess of Pretax Income (as defined in the agreement) of Minntech for a subject fiscal year over the highest Pretax Income of Minntech since fiscal 2004, with the “designated percentage” being 5% of the first ten percent excess in Pretax Income and 10% of any additional excess in Pretax Income. In the event of a “Change in Control” (as defined in the employment agreement), Mr. Malkin may terminate his employment and be entitled to receive in a lump sum an amount equal to 150% of the base salary and incentive compensation paid to Mr. Malkin during the last completed contract year. In addition, upon a Change in Control, all stock options held by him vest in full.

(8)          Mr. Vella was paid his salary and bonus in Canadian dollars. The dollar amounts above have been translated from Canadian dollars to U.S. dollars based upon an average exchange rate during the respective fiscal year. In connection with the expiration of the distribution agreements between Carsen Group and Olympus on July 31, 2006, if Mr. Vella’s employment with Carsen Group is terminated at any time after August 30, 2006, he will be entitled to receive in a lump sum an amount equal to 200% of his total fiscal 2005 cash compensation (i.e., salary and bonus) and all stock options held by him will vest in full.

Stock Options

The following stock option information is furnished for the fiscal year ended July 31, 2005 with respect to our Chief Executive Officer and our other executive officers named in the Compensation Table above, for stock options granted during such fiscal year. Stock options were granted without tandem stock appreciation rights.

Option Grants in Last Fiscal Year

			% of Total			Potential Realizable
	Number of		Options			Value at Assumed
	Shares		Granted to			Annual Rates of Stock
	Underlying		Employees	Exercise		Price Appreciation
	Options		During the	Price Per	Expiration	for Option Term($)(1)
Name	Granted (#)		Fiscal Year	Share($)	Date	5%	10%
Charles M. Diker	1,500	(2)	.17%	17.51	7/30/10	7,257	16,035
	75,000	(3)	8.68%	20.10	12/13/09	416,494	920,344
James P. Reilly	1,500	(2)	.17%	17.51	7/30/10	7,257	16,035
	85,000	(4)	9.84%	17.51	7/30/10	411,204	908,653
Andrew A. Krakauer	75,000	(3)	8.68%	17.14	8/29/09	355,160	784,811
Roy K. Malkin	112,500	(3)	13.02%	20.10	12/13/09	624,742	1,380,516
Craig A. Sheldon	75,000	(3)	8.68%	20.10	12/13/09	416,494	920,344
William J. Vella	75,000	(3)	8.68%	20.10	12/13/09	416,494	920,344

(1)          Represents the potential realizable value of the options granted at assumed 5% and 10% rates of compounded annual stock price appreciation from the date of grant of such options to the date of the option expiration.

(2)          These options, granted under our 1998 Directors’ Stock Option Plan, have an exercise price equal to the market value per share on the date of grant. The options are subject to vesting as follows: 50% of the total shares covered by the options vest on the first anniversary of the date of grant and the remaining 50% vest on the second anniversary of such date of grant.

(3)          These options, granted under the 1997 Employee Stock Option Plan, have an exercise price equal to the market value per share on the date of grant and are currently immediately exercisable.

(4)          This option, granted under the 1997 Employee Stock Option Plan, has an exercise price equal to the market value per share on the date of grant. The option became exercisable as to 42,500 shares immediately and will become exercisable as to an additional 21,250 shares on each of July 31, 2006 and July 31, 2007.

Option Exercise and Holdings

The following information is furnished for fiscal 2005 with respect to our Chief Executive Officer and our other executive officers named in the Compensation Table above, for stock option exercises during such fiscal year and unexercised stock option values at July 31, 2005.

Aggregated Option Exercises in Last Fiscal Year
and Fiscal Year-end Option Values

			Number of Shares		Value of
	Shares		Underlying Unexercised		Unexercised in-the-Money
	Acquired On	Value	Options at 7/31/05		Options at 7/31/05 ($)
Name	Exercise(#)	Realized($)(1)	Exercisable	Non-Exercisable	Exercisable	Non-Exercisable
Charles M. Diker	4,500	60,773	429,375	2,625	4,989,443	428
James P. Reilly	4,500	62,438	471,875	45,125	4,927,406	428
Andrew A. Krakauer	—	—	75,000	—	27,750	—
Roy K. Malkin	11,250	251,325	147,225	25,275	323,518	243,332
Craig A. Sheldon	14,063	306,995	102,732	30,318	261,868	295,697
William J. Vella	26,250	420,544	84,375	24,375	92,719	237,750

(1)          Value realized is calculated as the market value of the shares exercised using the closing price of our common stock on such exercise date. The value realized is for informational purposes only and does not purport to represent that such individual actually sold the underlying shares, or that the underlying shares were sold on the date of exercise. Furthermore, such value realized does not take into consideration individual income tax consequences.

Stock Option Plans

An aggregate of 3,750,000 shares of common stock is reserved for issuance or available for grant under our 1997 Employee Stock Option Plan, as amended (the “Employee Plan”). Options granted under the Employee Plan may be intended to qualify as ISOs or non-ISOs. The Employee Plan is administered in all respects by the Compensation Committee. The Compensation Committee may determine the employees to whom options are to be granted and the number of shares subject to each option. Under the terms of the Employee Plan, all or our employees are eligible for option grants. The option exercise price of options granted under the Employee Plan is fixed by the Compensation Committee but, in the case of ISOs, must be no less than 100% of the fair market value of the shares of common stock subject to the option at the time of grant, except that in the case of a 10% Holder, the exercise price must be no less than 110% of said fair market value. Options may be exercised by the payment in full in cash or by the tendering or cashless exchange of shares of our common stock having a fair market value, as determined by the Compensation Committee, equal to the option exercise price. Options granted under the Employee Plan may not be exercised more than ten years after the date of grant, five years in the case of an ISO granted to a 10% Holder. All options outstanding at July 31, 2005 under the Employee Plan have a term of five years, except for 225,000 ten-year options granted to Mr. Reilly in 1999. At July 31, 2005, options to purchase 1,982,462 shares of common stock at prices between $2.66 and $29.49 per share were outstanding under the Employee Plan and 590,343 shares were available for grant under the Employee Plan.

An aggregate of 450,000 shares of common stock was reserved for issuance or available for grant under our 1991 Directors’ Stock Option Plan (the “1991 Directors’ Plan”), which expired in fiscal 2001. Options granted under the 1991 Directors’ Plan do not qualify as ISOs. At July 31, 2005, options to purchase 79,875 shares of common stock at prices between $2.36 and $4.55 per share (the fair market value of the shares at the time of grant) were outstanding under the 1991 Directors’ Plan. All of the options have a ten-year term and are exercisable in full. No additional options will be granted under the 1991 Directors’ Plan.

An aggregate of 450,000 shares of common stock is reserved for issuance or available for grant under our 1998 Directors’ Stock Option Plan (the “1998 Directors’ Plan”). Options granted under the 1998 Directors’ Plan do not qualify as ISOs. The 1998 Directors’ Plan provides for the automatic grant to each of our directors of options to purchase 1,500 shares of common stock on the last business day of our fiscal year. In addition, an option to purchase 750 shares of common stock is granted automatically on the last business day of each fiscal quarter to each director (exclusive of Messrs. Diker and Reilly) provided that the director attended any regularly scheduled meeting of the Board, if any, held during such quarter. An option to purchase 15,000 shares of common stock is also granted to each person who is appointed or elected for the first time to be a director. All option grants under the 1998 Directors’ Plan are at an exercise price equal to the fair market value of the common stock on the date of grant. Options granted prior to July 31, 2000 have a term of ten years and options granted on and after July 31, 2000 have a term of five years. The fiscal year options are exercisable in two equal annual installments commencing on the first anniversary of the grant thereof and the quarterly options are exercisable in full immediately. The options granted to newly appointed or elected directors are exercisable in three equal annual installments commencing on the date of grant. At July 31, 2005, options to purchase 243,375 shares of common stock at prices between $2.27 and $26.61 per share were outstanding under the 1998 Directors’ Plan, and 142,500 shares were available for grant under the 1998 Directors’ Plan.

We currently have outstanding non-plan options to purchase 380,281 shares at an average exercise price of $3.63. Substantially all of such options were granted to directors and officers, including options to purchase an aggregate of 337,500 shares granted to Mr. Diker between 1996 and 1998.

Compensation Committee Report

The Compensation Committee is responsible for setting and administering the policies which govern executive compensation and for administering the grant of options under our stock option plans. The Compensation Committee is currently comprised of three members, Mr. Hirschfield, Chairman, and Mr. Cohen and Dr. Foreman, each of whom is an independent director.

Executive compensation generally consists of base salary, a bonus or incentive compensation (when earned) and the award of stock options as described below. The policy of the Compensation Committee, in consultation with the Chairman and the Chief Executive Officer, where appropriate, is to provide compensation to the Chief Executive Officer and our other executive officers reflecting the contribution of such executives to our growth in sales and earnings, the implementation of strategic plans consistent with our long-term objectives, and the enhancement of shareholder value.

Long-term incentive compensation consists exclusively of the award of stock options under our Employee Plan and, in the case of officers who serve as directors, non-discretionary annual option grants of 1,500 shares under our 1998 Directors’ Plan. In addition, officers participate in our 401(k) plan and Mr. Vella participates in the deferred profit sharing plan of our Canadian subsidiary. The Compensation Committee is responsible for the award of stock options under the Employee Plan.

With respect to executive compensation for the fiscal year ended July 31, 2005, the Compensation Committee met in December 2004 to evaluate the performance of the three executive officers of the Company, Messrs. Segel (Senior Vice President-Corporate Development), Sheldon (Senior Vice President and CFO) and Malkin (President and CEO of Minntech), each of whom had an employment agreement expiring on December 31, 2004. It was the Committee’s desire to have each of said executives enter into new three-year employment agreements with compensation levels determined in a manner consistent with its policy stated above. In reaching its decision on compensation, the Committee, in addition to considering the recommendations of the CEO and Chairman, considered several factors, including the report of an independent compensation consultant that provided compensation information of comparable public companies, our significant increase in sales, net income and stock price, the successful implementation of strategic plans consistent with our long-term growth objectives including the consummation of four important acquisitions during the prior fiscal year, and the compensation paid to the executives in prior years. The terms of each of the new employment agreements is described above in the footnotes to the Summary Compensation Table. Compensation paid to Mr. Reilly, President and CEO, during fiscal 2005 was based solely on the terms of his employment agreement that expired on July 31, 2005. On August 1,

2006 Mr. Reilly entered into a new employment agreement that covers fiscal 2006 and 2007, the terms of which are described in the footnotes to the Summary Compensation Table.

In addition, the Committee resolved to continue our long-standing policy of utilizing the award of stock options (which provide value to the executive over time as growth in the market price of our shares reflects the successful achievement of our business objectives) to identify the success of the executives with the growth in equity value to our stockholders. The Committee took into account its view of the appropriate equity position of our executive officers in light of our market capitalization in determining the size of all awards. Except for new executive officers hired by the Company during fiscal 2005, whose option awards were granted in connection with their employment agreements, the Committee also based the size of each award upon the officer's contribution to the achievement of the performance objectives described above. Each of these factors was equally considered. The number of options awarded during fiscal 2005 to the executive officers named in the Summary Compensation Table is set forth under “Option Grants in Last Fiscal Year.”

Compensation Committee Interlocks and Insider Participation

None of our officers served on the Compensation Committee during our last fiscal year. Mr. Reilly, our President and Chief Executive Officer, however, participated in deliberations concerning executive compensation, except with respect to the compensation of the Chairman of the Board and himself. Mr. Diker, our Chairman of the Board, also participated in such deliberations except with respect to his own compensation.

Compensation Committee:
Alan J. Hirschfield (Chairman)
Joseph M. Cohen
Spencer Foreman, M.D.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The firm of Ernst & Young LLP has audited our financial statements for the last sixteen years. In addition to retaining Ernst & Young LLP to audit our consolidated financial statements for the fiscal year ended July 31, 2005, we retained Ernst & Young LLP to provide tax and other advisory services in the fiscal year ended July 31, 2005, and expect to continue to do so in the future.

Auditor Fees

The following table presents fees for professional audit services rendered by Ernst & Young LLP for the audit of our annual financial statements and review of financial statements included in our quarterly reports on Form 10-Q (“Audit Fees”) for fiscal 2005 and 2004, and fees billed for other services rendered by Ernst & Young LLP.

	2005	2004
Audit Fees(1)	$903,855	$366,855
Audit Related Fees(2)(3)	29,000	57,499
Tax Fees(3)(4)	254,426	166,607
Total	$1,187,281	$590,961

(1)   Audit fees for fiscal 2005 and 2004 related to the audit of the annual consolidated financial statements and a review of the quarterly financial statements and, in fiscal 2005, the audit of management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal controls over our financial reporting as required by Section 404 of the Sarbanes-Oxley Act.

(2)          Audit related fees for fiscal 2005 and 2004 consisted principally of fees related to our internal control project and various accounting matters and fees related to the audit of a benefit plan.

(3)          The Audit Committee has determined that the provision of all non-audit services performed for us by Ernst & Young LLP is compatible with maintaining that firm’s independence.

(4)          Tax fees consisted primarily of services related to federal, state and international tax compliance, the majority of which related to the preparation of income tax returns, as well as of services related to tax due diligence in connection with acquisitions.

The Audit Committee has a written preapproval policy. However, as a matter of practice, prior to engaging Ernst & Young LLP for any services, we generally obtain the prior approval of the Audit Committee, even if not required under the terms of the policy. In 2005 and 2004, all of the audit fees, audit-related fees and tax fees were approved by the Audit Committee.

Audit Committee Report

The Audit Committee is providing this report to enable stockholders to understand how it monitors and oversees our financial reporting process. The Audit Committee operates pursuant to an Audit Committee Charter that is reviewed annually by the Audit Committee and updated as appropriate.

This report confirms that the Audit Committee has (1) reviewed and discussed the audited financial statements for the year ended July 31, 2005 as well as the unaudited financial statements included in Quarterly Reports on Form 10-Q for each of the first three quarters of the fiscal year, with management and Cantel’s independent registered public accounting firm; (2) discussed with our independent registered public accounting firm the matters required to be reviewed pursuant to the Statement on Auditing Standards No. 61 (Communications with Audit Committees); (3) reviewed the written disclosures letter from our independent registered public accounting firm as required by Independence Standards Board

Standard No. 1 (Independent Discussions with Audit Committees); and (4) discussed with our independent registered public accounting firm their independence.

Based upon the above review and discussions, the Audit Committee recommended to the Board that the audited financial statements for the year ended July 31, 2005 be included in our Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

No portion of this Audit Committee Report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, through any general statement incorporating by reference in its entirety the Proxy Statement in which this report appears, except to the extent that we specifically incorporate this report or a portion of it by reference. In addition, this report shall not be deemed to be filed under either the Securities Act or the Exchange Act.

Audit Committee:
Robert L. Barbanell (Chairman)
Alan R. Batkin
Bruce Slovin

Stock Performance Graph

The graph below compares the cumulative total stockholder return on our common stock for the last five fiscal years with the cumulative total return on the Russell 2000 Index and the Dow Jones Healthcare Equipment and Services Index over the same period (assuming the investment of $100 in our common stock, the Russell 2000 Index, and the Dow Jones Healthcare Equipment and Services Index on July 31, 2000, and, where applicable, the reinvestment of all dividends). We are using The Dow Jones Healthcare Equipment and Services Index to replace the Dow Jones US Medical Products Index, which was used in the proxy statement for our 2004 Annual Meeting of Stockholders, since the later index has been discontinued. Due to such discontinuance, we are unable to provide five-year comparative data for that index.

Section 16(a) Beneficial Ownership Reporting Compliance

Under the securities laws of the United States, our directors, executive officers, and any persons holding more than ten percent of our common stock are required to report their initial ownership of our common stock and any subsequent changes in their ownership to the SEC. Specific due dates have been established by the SEC, and we are required to disclose in this proxy statement any failure to file by those dates. Based upon a review of our records and other information, we believe that there has been compliance with all Section 16(a) filing requirements applicable to such officers, directors, and ten-percent beneficial owners for such fiscal year, except for reports on Form 4 as follows: (a) reports for the grant of options to Steven C. Anaya, Charles M. Diker, Roy K. Malkin, Seth R. Segel, Craig A. Sheldon and William J. Vella on December 16, 2004, which reports were filed on or before January 12, 2005 and (b) reports for the grant of options to Robert L. Barbanell, Alan R. Batkin, Joseph M. Cohen, Charles M. Diker, Darwin C. Dornbush, Spencer Foreman, M.D., Alan J. Hirschfield, James P. Reilly and Bruce Slovin on July 31, 2005, which reports were filed on August 4, 2005.

STOCKHOLDER PROPOSALS FOR 2006 PROXY STATEMENT

The deadline for submitting a stockholder proposal for inclusion in the proxy materials for our 2006 Annual Meeting of Stockholders pursuant to Rule 14a-8 of the Exchange Act is July 12, 2006. Under our By-laws, certain procedures are provided that a stockholder must follow to nominate persons for election as directors or to introduce an item of business at an Annual Meeting of Stockholders without inclusion in our proxy materials. These procedures provide that stockholders wishing to submit proposals or director nominations at the 2006 Annual Meeting of Stockholders that are not to be included in such proxy materials must do so by not later than the close of business on the 60th day and not earlier than the close of business on the 90th day prior to the first anniversary of the 2005 Annual Meeting of Stockholders (no earlier than September 21, 2006 and no later than October 21, 2006, as currently scheduled); provided, however, that in the event that the date of the 2006 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be delivered not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to the such annual meeting or the 10th day following the day on which public announcement of the date of the meeting is first made by us. Stockholders wishing to submit any such proposal are also advised to review Rule 14a-8 under the Exchange Act and our By-laws.

FORM 10-K

UPON THE WRITTEN REQUEST OF A RECORD HOLDER OR BENEFICIAL OWNER OF COMMON STOCK ENTITLED TO VOTE AT THE MEETING, WE WILL PROVIDE WITHOUT CHARGE A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JULY 31, 2005, INCLUDING THE FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULE, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. REQUESTS SHOULD BE MAILED TO MS. JOANNA ZISA ALBRECHT, CANTEL MEDICAL CORP., 150 CLOVE ROAD, LITTLE FALLS, NJ 07424. OUR ANNUAL REPORT ON FORM 10-K IS ALSO AVAILABLE THROUGH OUR WEBSITE AT WWW.CANTELMEDICAL.COM.

OTHER MATTERS

The Board knows of no other matters to be presented for stockholder action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting or any adjournments or postponements thereof, the Board intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

BY ORDER OF THE BOARD OF DIRECTORS
Darwin C. Dornbush
Secretary
November 21, 2005

Annex A

Director Qualification Standards

A majority of the members of the Board and all of the members of the Audit Committee, the Compensation Committee and the Nominating and Governance Committee must qualify as independent directors in accordance with the applicable provisions of the Securities Exchange Act of 1934, and the rules promulgated thereunder and the applicable rules of the NYSE.

To assist it in making its determination regarding independence, the Board will consider, at a minimum, the following categorical standards:

•       No Director who is an employee or a former employee of the Company will be considered “independent” until three years after the employment has ended.

•       No Director will be considered independent who receives more than $100,000 per year in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service) until three years after he ceases to receive more than $100,000 per year in such compensation.

•       No Director who is, or in the past three years has been, affiliated with or employed by a present or former auditor of the Company or an affiliate will be considered “independent” until three years after the end of either the affiliation or the auditing relationship.

•       No Director who is, or in the past three years has been, part of an interlocking directorate in which an executive officer of the Company serves on the compensation committee of another company that currently employs the Director will be considered “independent.”

•       Directors with immediate family members in any of the above categories will not be considered “independent” until the expiration of the relevant three-year period; provided, however, that employment of a family member of a Director in a non-officer position will not preclude a determination that the Director is independent.

•       No Director who during the prior three years was an executive officer or an employee, or whose immediate family member was an executive officer, of a company that made payments to, or received payments from the Company for property or services in an amount which, in any single fiscal year, exceeded the greater of $1,000,000 or 2% of such other company’s consolidated gross assets.